UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2026, Adtran Networks SE (“Adtran Networks”), a majority-owned subsidiary of ADTRAN Holdings, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its employment agreement with Christoph Glingener, the Company’s Chief Technology Officer (“CTO”) and the CTO and a member of the management board of Adtran Networks. The Amendment provides that the term of Dr. Glingener’s employment agreement remains in force through December 31, 2026 and affirms that Dr. Glingener’s annual base salary remains €400,000.

The Amendment further provides that Dr. Glingener will continue to be eligible to receive an annual grant of an incentive cash bonus award tied to the Company’s total revenue and adjusted earnings before interest and taxes, with the targeted size of the grant to equal 60% of Dr. Glingener’s base salary. Additionally, Dr. Glingener remains eligible to receive annual grants of time-based restricted stock units (“RSUs”), with the target size of the annual RSU grant to equal 75% of Dr. Glingener’s base salary. The RSUs are subject to a cap of €903,729.

Additionally, the Amendment provides that Dr. Glingener shall receive an award of three-year financial plan performance stock units (the “long-term financial plan PSU awards”) with a target grant size amount of €903,729, which grant shall be divided into three separate annual tranches. The performance objective of the long-term financial plan PSU awards is based upon the Company’s Adjusted EBIT over the performance period of January 1, 2026 through December 31, 2028, subject to adjustment based on the Company’s relative total shareholder return over such performance period. Dr. Glingener’s long-term financial plan PSU awards are subject to a cap of €2,000,000. As previously disclosed, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) does not intend to grant annual PSU awards tied to the performance objective of the Company’s relative total shareholder return (referred to as market-based PSUs in the Company’s definitive proxy statement filed with the SEC on March 27, 2026) to any of the named executive officers going forward.

Consistent with the terms of the Amendment, grants of time-based RSUs and long-term financial plan PSUs were issued to Dr. Glingener on August 10, as approved by the Compensation Committee.

Finally, the Amendment provides that Dr. Glingener’s total annual remuneration remains capped at €2,800,000.

The foregoing descriptions of the Amendment, the time-based RSUs and the long-term financial plan PSU awards are not complete and are qualified in their entirety by the Amendment, the form of Restricted Stock Unit Agreement and the form of 2026 3-Year Performance Shares Agreement, respectively, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Twenty-First Amendment to Employment Agreement, dated August 10, 2026, by and between Adtran Networks SE and Christoph Glingener
10.2	Form of 2026 Restricted Stock Unit Agreement under the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed May 5, 2026)
10.3

Form of 2026 3-Year Performance Shares Agreement under the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed April 7, 2026)

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	August 10, 2026	By:	/s/ Timothy Santo
Timothy Santo Senior Vice President of Finance and Chief Financial Officer